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                              Pepper Hamilton LLP
                             3000 Two Logan Square
                              18th & Arch Streets
                     Philadelphia, Pennsylvania 19103-2799

                                 June 29, 2000


Integrated Circuit Systems, Inc.
2435 Boulevard of the Generals
Norristown, PA 19403-3661

          Re:  Registration Statement on Form S-8
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Ladies and Gentlemen:

          Reference is made to the Registration Statement on Form S-8 (the "Registration Statement") of Integrated Circuit Systems, Inc., a Pennsylvania corporation (the "Company"), to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the offering and sale by the Company of 7,000,000 shares of common stock, par value $0.01 per share (the "Shares") of the Company pursuant to the Company's 2000 Long-Term Equity Incentive Plan and 2000 Employee Stock Purchase Plan (the "Plans").

          In this connection, we have examined the Registration Statement, including the exhibits thereto, the originals or copies, certified or otherwise identified to our satisfaction, of the Articles of Incorporation and the By-Laws of the Company as amended to date, and such other documents and corporate records relating to the Company as we have deemed appropriate for the purpose of rendering the opinion expressed herein. The opinion expressed herein is based exclusively on the applicable provisions of the Pennsylvania Business Corporation Law and federal securities laws as in effect on the date hereof.

          On this basis of the foregoing, we are of the opinion that the Shares, when issued and paid for in accordance with the Plans, will be legally issued, fully paid and non-assessable.
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Integrated Circuit Systems, Inc.
June 29, 2000
Page 2

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By providing such consent, we do not admit that we come within the categories of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                              Very truly yours,

                              /s/ Pepper Hamilton LLP

                              PEPPER HAMILTON LLP